UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 21, 2005
(Date of earliest event reported: March 31, 2005)

McAFEE, INC.

(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)

3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)

(408) 346-3832
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Financial Statements

Item 2.02 Results of Operation and Financial Condition.

     On March 31, 2005, McAfee, Inc. (the “Registrant”) filed a report on Form 8-K/A (the “Prior Report”) to furnish with the Securities and Exchange Commission under Item 9.01 corrected information with respect to a previously furnished press release relating to its fourth quarter and full year 2004 results, originally furnished on February 24, 2005.

     The Pro Forma Condensed Consolidated Statements of Income for the three and twelve months ended December 31, 2004 and December 31, 2003, included as an exhibit to the Prior Report contained incorrect information with respect to the Registrant’s 2003 pro forma net income per share for the twelve months ended December 31, 2003. This report is being filed to correct this error, changing the pro forma share count and pro forma earnings per share for the twelve months ended December 31, 2003, and to furnish the corrected information under Exhibit 99.1. The information attached hereto as Exhibit 99.1 is hereby furnished and not filed. This information is also being posted by the Registrant on its web site at www.mcafee.com.

     Unless expressly incorporated into a filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained herein shall not be incorporated by reference into any filing of the Registrant whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Condensed Consolidated Balance Sheet as of December 31, 2004 and December 31, 2003;

Condensed Consolidated Statements of Income for the three and twelve months ended December 31, 2004 and December 31, 2003;

Pro Forma Condensed Consolidated Statements of Income for the three and twelve months ended December 31, 2004 and December 31, 2003;

Reconciliation of Condensed Consolidated Pro Forma Statements of Income to the Condensed Consolidated Statements of Income; and

Revenue by Product Family.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
Date: April 21, 2005	By:	/s/ Eric F. Brown
Eric F. Brown
Chief Financial Officer

2